Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Peter Haskopoulos, Chief Financial Officer of Decarbonization Plus Acquisition Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

(1)

The Amendment No. 1 to the Annual Report on Form 10-K/A of the Company for the annual period ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for the purposes of 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: May 12, 2021

/s/ Peter Haskopoulos
Peter Haskopoulos
Chief Financial Officer, Chief Accounting Officer and Secretary
(Principal Financial Officer)